                                  UNITED STATES
                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549


                                  SCHEDULE 14A
                                 (RULE 14a-101)

                    INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION

          PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                    EXCHANGE ACT OF 1934 (AMENDMENT NO.   )

Filed by the Registrant [X]
Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement          [ ]  Confidential, for Use of the
                                               Commission Only (as permitted by
                                               Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to Rule 14a-12

                           ARKANSAS BEST CORPORATION
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
   (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

   [ ]  No fee required.
   [ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

   (1)  Title of each class of securities to which transaction applies:

        -----------------------------------------------------------------------

   (2)  Aggregate number of securities to which transaction applies:

        -----------------------------------------------------------------------

   (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

        -----------------------------------------------------------------------

   (4)  Proposed maximum aggregate value of transaction:

        -----------------------------------------------------------------------

   (5)  Total fee paid:

        -----------------------------------------------------------------------

   [ ]  Fee paid previously with preliminary materials.
   [ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

   (1)  Amount Previously Paid:

        -----------------------------------------------------------------------

   (2)  Form, Schedule or Registration Statement No.:

        -----------------------------------------------------------------------

   (3)  Filing Party:

        -----------------------------------------------------------------------

   (4)  Date Filed:

        -----------------------------------------------------------------------

                            ARKANSAS BEST CORPORATION

                                     (Logo)

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

                            TO BE HELD APRIL 24, 2002


TO THE STOCKHOLDERS OF ARKANSAS BEST CORPORATION:

You are cordially invited to attend the Annual Meeting of Stockholders of Arkansas Best Corporation on Wednesday, April 24, 2002 at 9:00 a.m. (CDT) at 3801 Old Greenwood Road, Fort Smith, Arkansas 72903. In addition to this notice, enclosed are a proxy card/ballot and a proxy statement containing information about the following matters to be acted upon at the meeting.

     I. To elect three Class I directors for terms to expire at the 2005 Annual Meeting of Stockholders;

    II.   Approval of the 2002 Stock Option Plan;

   III. To ratify the appointment of Ernst & Young LLP as independent auditors for fiscal year 2002;

    IV. To act upon such other matters as may properly be brought before the meeting affecting the business and affairs of the Company.


Only stockholders of record at the close of business on February 25, 2002 will be entitled to notice of and to vote at the meeting or any adjournment thereof. It is important that your shares be represented at the meeting. We look forward to the Annual Meeting of Stockholders and hope you will attend the meeting or be represented by proxy.

WE URGE YOU TO SIGN AND DATE YOUR ENCLOSED PROXY CARD/BALLOT AND PROMPTLY RETURN IT IN THE ENCLOSED PRE-ADDRESSED, POSTAGE-PAID ENVELOPE EVEN IF YOU ARE PLANNING TO ATTEND THE MEETING.

By Order of the Board of Directors, March 15, 2002.


     /s/ William A. Marquard                     /s/ Robert A. Young III

       William A. Marquard                           Robert A. Young III
      Chairman of the Board                   President-Chief Executive Officer

                ARKANSAS BEST CORPORATION, POST OFFICE BOX 10048
                         FORT SMITH, ARKANSAS 72917-0048

                            ARKANSAS BEST CORPORATION



                                 PROXY STATEMENT



This Proxy Statement is furnished to the stockholders of Arkansas Best Corporation ("ABC" or the "Company") in connection with the solicitation of proxies on behalf of the ABC Board of Directors (the "Board") to be voted at the Annual Meeting of Stockholders ("Annual Meeting") on April 24, 2002 for the purposes set forth in the accompanying Notice of Meeting. This Proxy Statement and Notice of Meeting, the related proxy card/ballot and the 2001 Annual Report to Stockholders are being mailed to stockholders beginning on or about March 15, 2002. ABC's principal place of business is 3801 Old Greenwood Road, Fort Smith, Arkansas 72903, and its telephone number is 479/785-6000.


                                   RECORD DATE

The Board has fixed the close of business on February 25, 2002 as the record date for the 2002 Annual Meeting. Only stockholders of record on that date will be entitled to vote at the meeting in person or by proxy.


                                     PROXIES

The proxy named on the enclosed proxy card/ballot was appointed by the Board to vote the shares represented by the proxy card/ballot. Upon receipt by the Company of a properly signed and dated proxy card/ballot, the shares represented thereby will be voted in accordance with the instructions on the proxy card/ballot. If a stockholder does not return a signed proxy card/ballot, his or her shares cannot be voted by proxy. Stockholders are urged to mark the ovals on the proxy card/ballot to show how their shares are to be voted. If a stockholder returns a signed proxy card/ballot without marking the ovals, the shares represented by the proxy card/ballot will be voted as recommended by the Board herein and in the proxy card/ballot. The proxy card/ballot also confers discretionary authority to the proxy to vote on any other matter not presently known to management that may properly come before the meeting. Any proxy delivered pursuant to this solicitation is revocable at the option of the person(s) executing the same (i) upon receipt by the Company before the proxy is voted of a duly executed proxy bearing a later date, (ii) by written notice of revocation to the Secretary of the Company received before the proxy is voted or
(iii) by such person(s) voting in person at the 2002 Annual Meeting.


                                  VOTING SHARES

On the record date, there were 24,594,115 shares of common stock outstanding and entitled to vote ("Common Stock"). Each share of Common Stock is entitled to one vote. The holders in person or by proxy of a majority of the total number of the shares of Common Stock shall constitute a quorum for purposes of the 2002 Annual Meeting.

                        PROPOSAL I. ELECTION OF DIRECTORS

           THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" PROPOSAL I.

The Board is divided into three classes of directorships, with directors in each class serving staggered three-year terms. At each Annual Meeting, the terms of directors in one of the three classes expire. At that Annual Meeting, directors are elected in a class to succeed the directors whose terms expire, the terms of the directors so elected to expire at the third Annual Meeting thereafter. Pursuant to the Company's Certificate of Incorporation and Bylaws, the Board has fixed the number of directorships at seven: three in the class to be elected at the 2002 Annual Meeting whose members' terms will expire at the 2005 Annual Meeting, two in the class whose members' terms will expire at the 2003 Annual Meeting, and two in the class whose members' terms will expire at the 2004 Annual Meeting.

It is intended that the shares represented by the accompanying proxy will be voted at the 2002 Annual Meeting for the election of nominees William A. Marquard, Alan J. Zakon and William M. Legg as the three directors in the class of directorships whose members' terms will expire in 2005, unless the proxy specifies otherwise. Each nominee has indicated his willingness to serve as a member of the Board, if elected.

If, for any reason not presently known, either Messrs. Marquard, Zakon or Legg will not be available for election at the time of the 2002 Annual Meeting, the shares represented by the accompanying proxy may be voted for the election in his/their stead of substitute nominee(s) designated by the Board or a committee thereof, unless the proxy withholds authority to vote for all nominees.

Assuming the presence of a quorum, to be elected a nominee must receive the affirmative vote of the holders of a plurality of the Common Stock present, in person or by proxy, at the 2002 Annual Meeting.

                            DIRECTORS OF THE COMPANY

The following information relates to the nominees named above and to the other persons whose terms as directors will continue after the 2002 Annual Meeting.

      NAME               DATE OF BIRTH                         BUSINESS EXPERIENCE
      ----               -------------                         -------------------
CLASS I - NOMINEES FOR ELECTION AT THE ANNUAL MEETING 2002, TERMS WILL EXPIRE 2005

William M. Legg.........   09/21/44          Mr. Legg retired from Deutsche Banc Alex.Brown as Managing Director and assumed the position of General Partner of Springhill Ventures on March
                                             31, 2002. During his 31 years, he served as Head of Alex.Brown's
                                             Transportation Group and subsequently as Co-Head of Transportation and
                                             Aerospace Group at Deutsche Banc Alex.Brown and Co-Head of Alex.Brown and
                                             Sons, Inc.'s Corporate Finance Department. Mr. Legg and his group executed initial public offerings for many logistics companies including:
                                             Viking Freight, MS Carriers, Werner Enterprises, J. B. Hunt, Swift, Old
                                             Dominion, CH Robinson, and Hub Group. Mr. Legg worked on transportation mergers for Deutsche Post, PepsiCo, Union Pacific, ARA Services,
                                             Transport Development Group and Arkansas Best Corporation. Mr. Legg
                                             earned a BA from Trinity College and an MBA from Loyola College. Prior to joining Alex.Brown in 1971, he served as an officer in the United States
                                             Navy.

William A. Marquard ....   03/06/20          Mr. Marquard has been Chairman of the Board and a Director of the Company since November 1988. He served as a Director of Treadco, Inc. from June
                                             1991 to June 1999. In April 1992, Mr. Marquard was elected as a Director of the Board of Kelso & Company, Inc. From 1971 to 1983, Mr. Marquard was
                                             President and Chief Executive Officer of American Standard Inc. and from
                                             1979 to 1985, he was Chairman of the Board of American Standard Inc. Mr.
                                             Marquard resumed his position as Chairman of the Board of American
                                             Standard Inc. in February 1989 until March 31, 1992, when he was named
                                             Chairman Emeritus. Mr. Marquard also became Chairman of the Board of ASI
                                             Holding Corporation in February 1989 until March 31, 1992, when he was named Chairman Emeritus. He is currently Director of Earle M. Jorgensen
                                             Co. and InfraReDx, Inc.



                                       (2)


      NAME               DATE OF BIRTH                         BUSINESS EXPERIENCE
      ----               -------------                         -------------------

Alan J. Zakon, Ph.D. ...   12/26/35          Dr. Zakon has been a Director of the Company since February 1993. Dr.
                                             Zakon was a Managing Director of Bankers Trust Company through March
                                             1995, for which he previously served as Chairman, Strategic Policy
                                             Committee from 1989 to 1990. From 1980 to 1986, Dr. Zakon was President
                                             of Boston Consulting Group before being named its Chairman in 1986, having previously served as Consultant from 1967 to 1969 and Vice
                                             President from 1969 to 1980. Dr. Zakon is currently serving as a member of the Board of Directors of several companies, including
                                             Micro-Financial, and Chairman of the Executive Committee of the Board of
                                             Scientific Games Corporation, and is a former member of the Advisory
                                             Committee to the Stanford University Graduate School of Business.

CLASS II -- TERM EXPIRES AT THE ANNUAL MEETING 2003

Arthur J. Fritz, Jr. ...   08/13/40          Mr. Fritz has been a Director of the Company since April 1989. From 1971 to 1986, Mr. Fritz was President of Fritz Companies, Inc. and its
                                             Chairman from 1986 to 1988. Mr. Fritz has served as Chairman of JABAR
                                             Enterprises since October 1988. Mr. Fritz is former President and
                                             Chairman of the National Association of Customs Brokers and Freight
                                             Forwarders of America.

John H. Morris .........   01/25/44          Mr. Morris has been a Director of the Company since July 1988 and was a
                                             Director of Treadco, Inc. from June 1991 to June 1999. Mr. Morris is currently associated with StoneCreek Capital. Mr. Morris served as a
                                             Managing Director of Kelso & Company, Inc. from March 1989 to March 1992, was a General Partner from 1987 to March 1989, and prior to 1987 was a
                                             Vice President. Prior to 1985, Mr. Morris was President of LBO Capital
                                             Corp.

CLASS III -- TERM EXPIRES AT THE ANNUAL MEETING 2004

Frank Edelstein ........   12/18/25          Mr. Edelstein has been a Director of the Company since November 1988. Mr.
                                             Edelstein currently provides consulting services to StoneCreek Capital and Kelso & Company, Inc. Mr. Edelstein served as a Vice President of
                                             Kelso & Company, Inc. from 1986 to March 1992. Prior to 1986, he served as Chairman and President of International Central Bank & Trust Company
                                             and CPI Pension Services, Inc., as well as Senior Vice President,
                                             Financial Services Group, at Continental Insurance Corporation. He also has held positions as Corporate Vice President, Automatic Data
                                             Processing, Inc. and Executive Vice President of Olivetti Corporation of
                                             America. Mr. Edelstein also is a Director of Ceradyne, Inc. and IHOP
                                             Corp.

Robert A. Young III ....   09/23/40          Mr. Young has been a Director of the Company since 1970 and Chief
                                             Executive Officer of the Company since August 1988, President since 1973 and was Chief Operating Officer from 1973 to 1988. Mr. Young was a
                                             Director of Treadco, Inc. from June 1991 to June 1999.



                                       (3)

                        BOARD OF DIRECTORS AND COMMITTEES

The business of the Company is managed under the direction of the Board of Directors. The Board meets on a regularly scheduled basis five times a year to review significant developments affecting the Company and to act on matters requiring Board approval. It also holds special meetings when an important matter requires Board action between scheduled meetings. The Board met six times during 2001. During 2001, each member of the Board participated in at least 75% of all Board and applicable committee meetings held during the period for which he was a Director.

The Board has established Audit, Executive Compensation and Development, and Stock Option committees to devote attention to specific subjects and to assist it in the discharge of its responsibilities. The functions of those committees, their current members and the number of meetings held during 2001 are described below. The Board does not have a committee for nomination of directors. The Board nominates candidates for director.

Audit Committee. Among the responsibilities of the Audit Committee contained in its charter, it recommends to the Board the appointment of the firm selected to be independent public accountants for the Company and monitors the performance of such firm; reviews and approves the scope of the annual audit and quarterly reviews and evaluates with the independent public accountants the Company's annual audit and annual consolidated financial statements; reviews with management the status of internal accounting controls; and evaluates problem areas having a potential financial impact on the Company which may be brought to its attention by management, the independent public accountants or the Board. Messrs. Edelstein, Fritz, Morris, and Zakon, each an independent director, currently are members of the Audit Committee. The Audit Committee met four times during 2001, and the Chairman had four Quarterly Financial Information Review meetings.

Executive Compensation and Development Committee. The Executive Compensation and Development Committee is responsible for reviewing executive management's performance and for determining appropriate compensation. Messrs. Marquard, Morris and Zakon are members of the Executive Compensation and Development Committee. The Executive Compensation and Development Committee met once during 2001.

Stock Option Committee. The Stock Option Committee administers the Company's 2000 Nonqualified Stock Option Plan. The Stock Option Committee has the power to determine from time to time the individuals to whom options shall be granted, the number of shares to be covered by each option, and the time or times at which options shall be granted. Messrs. Fritz, Edelstein, and Zakon are members of the Stock Option Committee. The Stock Option Committee met twice during 2001.

Director Compensation. Mr. Young, as an officer of the Company, receives no compensation for services as a Director. In 2001, Mr. Marquard, as Chairman, received a $75,000 annual retainer and other non-employee Directors received a $35,000 annual retainer. Each non-employee Director received $1,000 for each Board meeting attended and for each meeting of a committee of the Board attended, if the committee meeting is not held in conjunction with a Board meeting. Directors of ABC are entitled to reimbursement of their reasonable out-of-pocket expenses in connection with their travel to and attendance at meetings of the Board or its committees.

Messrs. Edelstein, Fritz and Zakon, as members of the Stock Option Committee, each received automatic stock option grants under the Company's 1992 Stock Option Plan on January 18, 2001, for 7,500 shares of the Company's Common Stock at a fair market value exercise price of $24.375 per share. Messrs. Marquard and Morris, non-employee Directors, each received stock options under the Company's 1992 Stock Option Plan on January 18, 2001 for 7,500 shares of the Company's Common Stock at a fair market value of $24.375 per share. Additionally, Messrs. Edelstein, Fritz, Zakon, Marquard, and Morris each received stock option grants under the Company's 1992 Stock Option Plan on December 19, 2001, for 7,500 shares of the Company's Common Stock at a fair market value exercise price of $28.05 per share. On each anniversary date of the grants, 20% of the options vest and thereafter can be exercised through the tenth year after the grant date.



                                       (4)

                 PRINCIPAL STOCKHOLDERS AND MANAGEMENT OWNERSHIP

The following table sets forth certain information concerning beneficial ownership of the Company's Common Stock as of February 25, 2002, by (i) each person who is known by the Company to own beneficially more than five percent (5%) of the outstanding shares of Common Stock, (ii) each director, named executive officer of the Company, and director nominee (iii) all directors, director nominee, and executive officers as a group.


                                                                                  SHARES             PERCENTAGE
                                                                               BENEFICIALLY           OF SHARES
                                                                                   OWNED            OUTSTANDING (8)
                                                                               ------------         ---------------
(i) NAME / ADDRESS

        None

(ii)  NAME                                            POSITION

Robert A. Young III (1) (5) (7)..........   Director, President - CEO             2,159,338               8.6%
William A. Marquard (1)..................   Director                                179,048               *
John H. Morris (1)(2)....................   Director                                107,525               *
Arthur J. Fritz, Jr. (1)(3)..............   Director                                 77,971               *
Frank Edelstein (1)(4)...................   Director                                 57,323               *
Alan J. Zakon (1)........................   Director                                 42,500               *
William M. Legg..........................   Director Nominee                              0               *
Lary R. Scott (1)........................   Executive Vice President                 70,500               *
David E. Stubblefield (1) (6) (7)........   President-CEO, ABF                      135,934               *
David Loeffler (1) ......................   Vice President-CFO                       86,215               *
Jerry A. Yarbrough (1) (7) ..............   Senior Vice President                   165,619               *


(iii)  All Directors and Executive Officers as a Group (15 total)..........       3,222,454               12.8%


*Less than 1%

    (1) Includes stock option shares of Common Stock which are vested and will vest within 60 days of the record date as follows: Messr. Marquard has a total of 18,000 - all vested; Morris has a total of 7,500 - all vested; Edelstein has 52,500 - all vested; Fritz has a total of 15,000
         - all vested; Zakon has 37,500 - all vested; Young has a total of 86,200 - 82,200 vested and 4,000 that will vest in 60 days; Scott has a total of 70,500 - all vested; Stubblefield has a total of 24,900 - 21,300 vested and 3,600 that will vest in 60 days; Loeffler has a total of 24,429 - 21,929 vested and 2,500 that will vest in 60 days; Yarbrough has a total of 22,900 - 20,400 vested and 2,500 that will vest in 60 days.

    (2) Mr. Morris indirectly owns 100,025 shares as co-trustee of the John H. Morris and Sharon L. Morris Family Trust.

    (3) Includes 11,993 shares held by Trayjen, L.P., which are indirectly owned by Mr. Fritz by virtue of his status as general partner.

    (4) Mr. Edelstein indirectly owns 4,823 shares as joint trustee of the Edelstein Living Trust.

    (5) Mr. Young indirectly owns and retains sole voting and investment power of the 1,805,639 shares of ABC Common Stock in the R. A. Young III Investments Limited Partnership.

    (6) Mr. Stubblefield indirectly owns 43,000 shares as joint trustee of the David E. Stubblefield and Suzanne Stubblefield Irrevocable Trust.

    (7) Includes Arkansas Best 401(k) Savings Plan amounts invested in shares of the Plan's ABC Stock Fund, which equal the following common stock shares: Young, 899 shares; Stubblefield, 534 shares; and Yarbrough, 25,130 shares.

    (8) The denominator for all percentages includes the number of beneficially owned stock options of the Director and Executive Officer Group.



                                       (5)

                        EXECUTIVE OFFICERS OF THE COMPANY

The following table sets forth the name, date of birth, principal occupation and business experience during the last five years of each of the current executive officers of the Company and its largest subsidiary and one individual who served as executive officer of the Company through January 31, 2002. The executive officers serve at the pleasure of the Board. For information regarding ownership of the Common Stock by the executive officers of the Company, see "PRINCIPAL STOCKHOLDERS AND MANAGEMENT OWNERSHIP." There are no family relationships among directors and executive officers of the Company or its subsidiaries.

          NAME                   DATE OF BIRTH                BUSINESS EXPERIENCE
          ----                   -------------                -------------------
Robert A. Young III............     09/23/40       See previous description.
President-Chief
Executive Officer

Lary R. Scott..................     04/05/36       Mr. Scott served as ABC's Executive Vice President from December
Executive Vice President                           1995 until his retirement on January 31, 2002. Prior to its June
(Retired 1/31/02)                                  1997 merger into ABC, he was Chairman of the Board of WorldWay
                                                   Corporation commencing in May 1994 and Vice Chairman and Chief
                                                   Executive Officer of WorldWay commencing in 1993. WorldWay became a wholly owned subsidiary of ABC in August 1995; prior to that, it was a publicly traded company. Mr. Scott serves on the Board of
                                                   Directors of The Clorox Company.

David E. Stubblefield..........     05/26/37       Mr. Stubblefield has been President and Chief Executive Officer of
ABF President-                                     ABF Freight System, Inc. ("ABF"), ABC's largest subsidiary, since
Chief Executive Officer                            January 1, 1995, and a Director of ABF since 1985. From 1979 through 1994, Mr. Stubblefield was Senior Vice President-Marketing
                                                   of ABF.

Jerry A. Yarbrough ............     10/05/38       Mr. Yarbrough has been ABC's Senior Vice President - Corporate
Senior Vice President-                             Development since April 1998. From January 1995 through March 1998,
Corporate Development                              Mr. Yarbrough was Chairman of Integrated Distribution, Inc. and
                                                   Best Logistics, Inc. From 1979 through 1994, Mr. Yarbrough was
                                                   ABF's Senior Vice President - Operations and President of
                                                   Data-Tronics Corp., an ABC subsidiary.

David E. Loeffler..............     08/25/46       Mr. Loeffler was appointed ABC's Vice President-Chief Financial
Vice President-                                    Officer and Treasurer in April 1997. From December 1995 to April
Chief Financial Officer                            1997, he was ABC's Vice President-Treasurer.
and Treasurer

Richard F. Cooper..............     12/28/51       Mr. Cooper has been ABC's Vice President-Administration since 1995,
Vice President-Administration                      ABC's Vice President-Risk Management from April 1991 to 1995 and
General Counsel and                                Vice President-General Counsel since 1986. Mr. Cooper has been
Secretary                                          Secretary since 1987.

J. Lavon Morton ...............     09/25/50       Mr. Morton was appointed ABC's Vice President-Chief Internal
Vice President-Tax and                             Auditor in January 2000. From May 1997 to December 1999, Mr. Morton
Chief Internal Auditor                             was Vice President-Financial Reporting. Mr. Morton joined ABC as
                                                   Assistant Treasurer in December 1996. Mr. Morton has overseen the
                                                   Company's tax reporting since 1996. From 1972 through November
                                                   1996, Mr. Morton was employed by Ernst & Young LLP. Mr. Morton was a partner in Ernst & Young LLP from October 1984 through November
                                                   1996. Mr. Morton is a Certified Public Accountant.



                                       (6)

          NAME                   DATE OF BIRTH                          BUSINESS EXPERIENCE
          ----                   -------------                          -------------------
Judy R. McReynolds ............     05/24/62       Ms. McReynolds was appointed Vice President-Controller of ABC in
Vice President-Controller                          January 2000. She previously served as the Controller of the
                                                   Company from July 1998 until December 1999. Ms. McReynolds joined the Company as Director of Corporate Accounting in June 1997.
                                                   During the period of June 1995 through May 1997, Ms. McReynolds was employed as Director of Financial Reporting and Taxation with
                                                   P.A.M. Transportation Services, Inc. From December 1990 until June
                                                   1995, Ms. McReynolds was a senior manager employed with Ernst &
                                                   Young LLP. Ms. McReynolds is a Certified Public Accountant.

John R. Meyers.................     12/10/47       Mr. Meyers has been Vice President of the Company since October
Vice President                                     2001. He served as Chairman and CEO of Wingfoot Commercial Tire
                                                   Systems, LLC from October 2000 to September 2001 and as President and CEO of Treadco, Inc. from October 1995 to October 2000. Mr.
                                                   Meyers was Vice President-Treasurer of Arkansas Best Corporation
                                                   from 1979 to 1995 and Treasurer of Treadco, Inc. from June 1991 to
                                                   1995.


                             EXECUTIVE COMPENSATION

The following table sets forth information regarding compensation paid during each of the Company's last three fiscal years to the Company's Chief Executive Officer and each of the Company's four other most highly compensated executive officers, based on salary and bonus earned during 2001.


                           SUMMARY COMPENSATION TABLE

                                                                            LONG-TERM COMPENSATION
                                                                         -----------------------------
                                         ANNUAL COMPENSATION                    AWARDS         PAYOUTS
                             ------------------------------------------  --------------------  -------
            (a)               (b)        (c)       (d)         (e)          (f)        (g)       (h)         (i)
         ---------           ----      ------    ------    ------------  ----------  --------  -------   ------------
           NAME                                               OTHER      RESTRICTED
            AND                                              ANNUAL        STOCK     OPTIONS/    LTIP      ALL OTHER
         PRINCIPAL                     SALARY     BONUS    COMPENSATION   AWARD(S)    SARS     PAYOUTS   COMPENSATION
         POSITION            YEAR        ($)     ($)(1)        ($)          ($)       (#)(2)     ($)        ($)(3)
         ---------           ----      ------    ------    ------------  ----------  --------  -------   ------------

Robert A. Young III......    2001    $ 503,600 $  374,678       -            -         31,554     -      $1,145,976
President-CEO                2000      503,600  1,117,992       -            -         24,000     -         940,991
                             1999      503,600    844,235       -            -         12,000     -         626,499

David E. Stubblefield....    2001      303,600    399,082       -            -         22,500     -       1,012,568
ABF President-CEO            2000      303,600  1,112,239       -            -         18,000     -         918,999
                             1999      303,600    793,914       -            -          9,000     -         493,082

Lary R. Scott............    2001      253,600    157,232       -            -         10,000     -          81,778
Executive Vice President     2000      253,600    469,160       -            -         12,000     -         181,750
                             1999      253,600    354,279       -            -          6,000     -         136,618

Jerry A. Yarbrough.......    2001      243,600    151,032       -            -         15,778     -         418,341
Senior Vice President-       2000      243,600    450,660       -            -         12,000     -         390,069
Corporate Development        1999      243,600    340,309       -            -          6,000     -         246,029

David E. Loeffler........    2001      196,100    121,582       -            -         15,778     -          86,858
Vice President-CFO           2000      196,100    362,785       -            -         12,000     -          64,520
                             1999      196,100    273,952       -            -          6,000     -          51,221



(1) Reflects bonus earned during the fiscal year. Bonuses are normally paid during the next fiscal year.

(2) Options granted to acquire shares of Common Stock.



                                      (7)

(3) "All Other Compensation" for 2001 includes the following for Messrs. Young, Stubblefield, Scott, Yarbrough and Loeffler: (i) Company matching contributions to the Company's 401(k) Savings Plan were $5,100; $5,100; $5,100; $5,100; and $5,100 for each named executive, respectively; (ii) Amounts expensed under the Company's Supplemental Benefit Plan were $1,020,690; $778,821; $61,678; $305,448; and $64,351 for each named executive, respectively. The amount of expense charged under the Supplemental Benefit Plan was determined by consulting actuaries based on the terms of the plan. (iii) Amounts expensed under Deferred Salary Agreements were $120,186; $213,647; $0; $92,793; and $17,407 for each named executive, respectively. The Deferred Salary Agreements are not performance-based incentive plans. (iv) Company matching contributions for the Voluntary Savings Plan of $15,000 for Stubblefield; $15,000 for Scott; and $15,000 for Yarbrough.


              AGGREGATED OPTIONS/SAR EXERCISES IN LAST FISCAL YEAR
                     AND FISCAL YEAR-END OPTIONS/SAR VALUES

The following table provides information related to options exercised by the named executive officers during the 2001 fiscal year and the number and value of options held at fiscal year end. The Company does not have any outstanding stock appreciation rights.

                                                           NUMBER OF SECURITIES
                                                        UNDERLYING UNEXERCISED OPTIONS/    IN-THE-MONEY OPTIONS/SARS
                           SHARES                        SARS AT FISCAL YEAR-END (#)        AT FISCAL YEAR-END ($)(1)
                          ACQUIRED          VALUE       ------------------------------    ---------------------------
NAME                    ON EXERCISE (#)   REALIZED ($)  EXERCISABLE      UNEXERCISABLE    EXERCISABLE   UNEXERCISABLE
----                    ---------------   ------------  -----------      -------------    -----------   -------------

Robert A. Young III        48,044         $    590,701     77,556           61,954        $  1,643,100   $   554,475

David E. Stubblefield          --                   --     12,600           45,900             258,957       496,526

Lary R. Scott                  --                   --     44,800           25,700             997,636       325,862

Jerry A. Yarbrough         20,500         $    321,338     32,300           31,478             669,261       330,311

David E. Loeffler           6,906         $    119,991     16,329           31,478             356,016       330,311

(1) The closing price for the Company's Common Stock as reported by the Nasdaq Stock Market on December 31, 2001 was $28.82. Value is calculated on the basis of the difference between the option exercise price and $28.82 multiplied by the number of shares of Common Stock underlying the option.



                                       (8)

                            OPTIONS/SAR GRANTS TABLE

The following table provides information related to options granted to the named executive officers during 2001.

                                                                                          POTENTIAL REALIZABLE
                                                                                            VALUE AT ASSUMED
                                                                                          ANNUAL RATE OF STOCK
                                                                                           PRICE APPRECIATION
                         INDIVIDUAL GRANTS                                                 FOR OPTION TERM (1)
-------------------------------------------------------------------------------------     ---------------------
(a)                            (b )              (c)            (d)            (e)           (f)           (g)
                                          PERCENT OF TOTAL
                                            OPTIONS/SARS     EXERCISE
                           OPTIONS/SARS       GRANTED TO      OR BASE
                             GRANTED        EMPLOYEES IN       PRICE       EXPIRATION
NAME                       (#)(2)(3)(4)      FISCAL YEAR     ($/SH)(5)        DATE          5%($)         10%($)
----                       ------------   ----------------   ---------     ----------       -----         ------
Robert A. Young III            20,000             3.85%     $  26.8100      01/17/11     $  474,330    $ 1,168,286
President/CEO                  11,554                       $  28.0500      12/18/11

David E. Stubblefield          16,500             2.75%     $  24.3750      01/17/11        314,526        774,692
ABF President/CEO               6,000                       $  28.0500      12/18/11

Lary R. Scott                  10,000             1.22%     $  24.3750      01/17/11        134,386        331,000
Executive Vice President

Jerry A. Yarbrough             10,000             1.93%     $  24.3750      01/17/11        223,742        551,086
Senior Vice President           5,778                       $  28.0500      12/18/11
Corporate Development

David E. Loeffler              10,000             1.93%     $  24.3750      01/17/11        223,742        551,086
Vice President/CFO              5,778                       $  28.0500      12/18/11

(1) The potential realizable value portion of the foregoing table illustrates value that might be realized upon exercise of the options immediately prior to the expiration of their term, assuming the specified compounded rates of appreciation on the Company's Common Stock over the term of the options. These numbers do not take into account provisions of certain options providing for termination of the options following termination of employment, nontransferability or vesting over periods of up to five years.

(2) There were two grants in 2001. The first grant was on January 18, 2001 and the second was December 19, 2001. Options granted in 2001 are exercisable beginning on the first anniversary of the grant, with 20% of the shares covered thereby becoming exercisable at that time and with an additional 20% of the option shares becoming exercisable on each successive anniversary. Full vesting for the January grant occurs on January 18, 2006. Full vesting for the December grant occurs on December 19, 2006.

(3) The options were granted for a term of 10 years, subject to earlier termination in certain events related to termination of employment.

(4) In the event of a change in control, the options will vest immediately and the Stock Option Committee may allow an employee to "put" the excess of the fair market value over the exercise price of the options to the Company.

(5) The Option Plan permits the exercise of options by delivery of shares of Common Stock owned by the optionee in lieu of or in addition to cash.



                                       (9)

                REPORT ON EXECUTIVE COMPENSATION BY THE EXECUTIVE
                     COMPENSATION AND DEVELOPMENT COMMITTEE
                           AND STOCK OPTION COMMITTEE

The Company is engaged in the highly competitive and evolving freight transportation industry. To be able to continue its growth and succeed in the future, the Company believes it must be able to retain its executive management team and to attract additional qualified executives when needed.

The Board's philosophy, that compensation of the executive management team should be materially linked to both operating and stock price performance with the goal of enhancing the value of the Company, is administered by its Executive Compensation and Development Committee ("Compensation Committee") and its Stock Option Committee.

The Compensation Committee is comprised of Messrs. Marquard, Zakon and Morris and the Stock Option Committee is comprised of Messrs. Edelstein, Fritz, and Zakon. All Committee Members are non-employee Directors. The Compensation Committee, at its discretion, reviews and grants all forms of executive compensation except stock options and performance award units. The Stock Option Committee, at its discretion, grants stock options and performance award units to the executive group pursuant to the Company's stock option plan and performance award program, respectively.

In furtherance of the Company's philosophy, the executive management team's compensation is primarily composed of the following blend of short-term and long-term items, all designed to motivate daily, annual and multi-year executive performance that results in increased value of the Company for its stockholders:

    (i) Base Salary. The Compensation Committee reviews and sets the base salaries of the Company's executive officers, normally on an annual basis. In setting salary levels, the Compensation Committee considers a variety of subjective and objective criteria such as: variety of experience and years of service with the Company and in the transportation industry; special expertise and talents of the individual; recent and historical operating results of the Company; industry and general economic conditions which may affect the Company's performance; and the Compensation Committee members' knowledge and experience and, from time-to-time, independent consultants' analysis in determining appropriate salary levels and total compensation programs for executives.

   (ii) Executive Officer Annual Incentive Compensation Plan ("Annual Incentive Plan"). The Compensation Committee bases an Executive Officer's Final Award on Return on Capital Employed ("ROCE") for his company. The Final Award for each Executive Officer is determined by a matrix relating to a Percent of Target to ROCE achieved. The resulting percent is multiplied by the Target Incentive Salary Percent for the participant. The resulting percent is multiplied by the participant's annual salary. The Company's Annual Incentive Plan was approved by the ABC stockholders and is designed to be compliant with IRS Code Section 162(m).

  (iii) Stock Option Plan. The Stock Option Committee is responsible for the granting of stock options to the executive group under the Company's stock option plans. Under current stock option agreements with the named executives, the option's exercise price is equal to the closing public trading price of the Company's Common Stock on the date of the grant. The optionee generally vests in 20% of the total granted shares on each of the five subsequent grant date anniversaries thereafter. Grants for all years provide that optionee has up to 10 years from the date of the grant to exercise part or all of his grant. The Company believes that this combination of 20% annual vesting with a 10-year exercise period blends its desire to tie the optionee's motivation under the stock option grant to both short-term and long-term performance of the Company's stock.

         Under the plans, the Stock Option Committee generally has discretion regarding size, recipients and other non-exercise-price terms and conditions of grants. Such discretion allows, but does not require, the Stock Option Committee to consider prior stock option grants to executives when considering new grants.

         Stock option grants made to the executive group have been based on the judgement of the Stock Option Committee members and on advice from time to time from independent consultants. The Company's 1992 Stock Option Plan is designed to be compliant with IRS Code Section 162(m).



                                      (10)

   (iv) Deferred Salary Agreements. The Company has Deferred Salary Agreements with certain Company and subsidiaries' executives. The Company believes these Deferred Salary Agreements have aided it in retaining these individuals who average over 25 years of employment with it or its subsidiaries or in the transportation industry and have acquired experience, knowledge and contacts of considerable value to it. See "EMPLOYMENT CONTRACTS AND TERMINATION OF EMPLOYMENT AND CHANGE IN CONTROL ARRANGEMENTS" section for additional information.

The Board believes that the Chief Executive Officer ("CEO") is the leader of the executive management team, and therefore the Compensation Committee and Stock Option Committee apply the same philosophy as discussed above to the CEO's compensation package.

The Board believes its philosophy has built an experienced, motivated executive management team whose compensation package and stock ownership, both personal and through stock option grants, are closely linked to the interest of the Company's stockholders. The Board's policy is to take reasonable steps to avoid having any compensation not be deductible to the Company under Section 162(m) of the Internal Revenue Code of 1986, as amended.

EXECUTIVE COMPENSATION AND
DEVELOPMENT COMMITTEE                                STOCK OPTION COMMITTEE

William A. Marquard                                  Arthur J. Fritz, Jr.
John H. Morris                                       Frank Edelstein
Alan J. Zakon                                        Alan J. Zakon

This Report will not be deemed to be incorporated by reference in any filing by the Company under the Securities Act of 1933 or the Securities Exchange Act of 1934, except to the extent that the Company specifically incorporates this Report by reference.


                          REPORT OF THE AUDIT COMMITTEE

The Audit Committee of the Board of Directors has reviewed and discussed the audited financial statements of the Company for the year ended December 31, 2001, with management of the Company.

The Audit Committee has discussed with the independent auditors, Ernst & Young LLP, the matters required to be discussed by Statement on Auditing Standards No. 61, Communication with Audit Committees, as modified or supplemented.

The Audit Committee has received the written disclosures and the letter from the independent auditors, Ernst & Young LLP, required by Independence Standards Board Standard No. 1, Independence Discussions with Audit Committees, as modified or supplemented, and has discussed Ernst & Young LLP's independence with Ernst & Young LLP. In addition, the Audit Committee considered the compatibility of nonaudit services with the auditor's independence.

Based on the review and discussions referred to above, the Audit Committee has recommended to the Board of Directors that the audited financial statements for the year ended December 31, 2001 be included in the Company's Annual Report on Form 10-K for filing with the Securities and Exchange Commission.

AUDIT COMMITTEE

Frank Edelstein, Chairman; Arthur J. Fritz, Jr.; John H. Morris; and Alan J.
Zakon

This Report will not be deemed to be incorporated by reference in any filing by the Company under the Securities Act of 1933 or the Securities Exchange Act of 1934, except to the extent that the Company specifically incorporates this Report by reference.

The Board of Directors adopted a written charter for the Audit Committee on April 19, 2000.



                                      (11)

                EXECUTIVE COMPENSATION AND DEVELOPMENT COMMITTEE
                      INTERLOCKS AND INSIDER PARTICIPATION

Pursuant to the terms of a Stockholders' Agreement, the Company has agreed that it will offer Mr. Young the right to include shares of the Company's Common Stock he owns in certain registration statements filed by the Company (the "Piggy-back Rights"). The Company will indemnify Mr. Young for securities law liabilities in connection with any such offering, other than liabilities resulting from information furnished in writing by Mr. Young. The Company is obligated to pay all expenses incurred in connection with the registration of shares of Company Common Stock in connection with the Piggy-back Rights, excluding underwriters' discounts and commissions.


                             STOCK PERFORMANCE GRAPH

The following graph shows a comparison of five-year cumulative total return for the Company, the Nasdaq Market Index, and an index of peer companies selected by the Company.

                                                       FISCAL YEAR ENDING
COMPANY/INDEX/MARKET              12/31/96   12/31/97   12/31/98   12/31/99   12/29/00   12/31/01
Arkansas Best Corp                 100.00     222.86     133.57     274.29     418.58     658.74
Customer Selected Stock List       100.00     146.87     119.28     110.84     112.03     161.26
NASDAQ Market Index                100.00     122.32     172.52     304.29     191.25     152.46

The above comparisons assume $100 was invested on January 1, 1997, in the Company's Common Stock and each of the foregoing indices and assume reinvestment of dividends. All calculations have been prepared by Media General Financial Services. The stockholder return shown on the graph above is not necessarily indicative of future performance.

The Company considers itself a transportation holding company with an emphasis on long-haul, less-than-truckload ("LTL") motor carrier of general commodities. Accordingly, the Company believes it is important that its performance be compared to that of other transportation companies with similar operations. Therefore, companies in the peer group are as follows: Roadway Express, Inc., Consolidated Freightways, Inc., and Yellow Corp. of Delaware.



                                      (12)

                          RETIREMENT AND SAVINGS PLANS

Non-union employees of the Company who fulfill a minimum age and service requirement are eligible to participate in the Company's Retirement Plan which generally provides fixed benefits payable in a lump-sum form upon retirement at age 65. Benefits also may be paid in the form of an annuity at the participant's election. Credited years of service for each of the individuals named in the EXECUTIVE COMPENSATION - SUMMARY COMPENSATION TABLE ("Executive Compensation Table") are: Robert A. Young III, 37 years; Lary R. Scott, 6 years; David E. Stubblefield, 42 years; Jerry A. Yarbrough, 34 years; and David E. Loeffler, 6 years. Benefits are based upon a participant's years of service with the Company and average total monthly earnings (exclusive of extraordinary remuneration and expense allowances and subject to the annual Code limitation after 1988 of $150,000 as adjusted to reflect cost of living increases) during any sixty (60) consecutive calendar months during the participant's employment with the Company since 1980 which will give the participant the highest average monthly earnings. Benefits also are subject to certain other limitations in the Code.

The following table illustrates the total estimated annual benefits payable from the Retirement Plan and, if applicable, the Company's Supplemental Benefit Plan (see below) upon retirement at age 65, in the form of a single life annuity, to persons in the specified compensation and years-of-service classifications.

      HIGHEST
    FIVE YEARS
      AVERAGE                                                            YEARS OF SERVICE
    COMPENSATION                                    15           20           25           30           35
    ------------                                ----------   ----------   ----------   ----------   ----------
     $ 125,000    ..........................    $   45,315   $   60,940   $   61,300   $   73,560   $   85,820
       150,000    ..........................        54,690       73,440       73,800       88,560      103,320
       175,000    ..........................        64,065       85,940       86,300      103,560      120,820
       200,000    ..........................        73,440       98,440       98,800      118,560      138,320
       225,000    ..........................        82,815      110,940      111,300      133,560      155,820
       250,000    ..........................        92,190      123,440      123,800      148,560      173,320
       300,000    ..........................       110,940      148,440      148,800      178,560      208,320
       400,000    ..........................       148,440      198,440      198,800      238,560      278,320
       450,000    ..........................       167,190      223,440      223,800      268,560      313,320
       500,000    ..........................       185,940      248,440      248,800      298,560      348,320
       550,000    ..........................       204,690      273,440      273,800      328,560      383,320
       600,000    ..........................       223,440      298,440      298,800      358,560      418,320
       650,000    ..........................       242,190      323,440      323,800      388,560      453,320
       700,000    ..........................       260,940      348,440      348,800      418,560      488,320
       750,000    ..........................       279,690      373,440      373,800      448,560      523,320


In December 1987, the Company also established the Arkansas Best Corporation Supplemental Benefit Plan for the purpose of supplementing benefits under the Company's Retirement Plan. The Code places limits on the amount of income participants may receive under the Company's Retirement Plan. In order to compensate for those limitations and for reductions in the rate of benefit accruals from the 1985 formula under the Company's Retirement Plan, the Supplemental Benefit Plan will pay sums in addition to amounts payable under the Retirement Plan to eligible participants. Participation in the Supplemental Benefit Plan is limited to employees of the Company who are participants in the Company's Retirement Plan and who are also either officers at or above the rank of vice president of the Company and are designated as participants in the Supplemental Benefit Plan by the Company's Board. The amount due to each participant in the Supplemental Benefit Plan is the actuarial equivalent of the excess of (1) the payment due under the Company's Retirement Plan as in effect on January 1, 1985, as amended, but without regard to any amendments that decrease the rate of benefit accruals and without regard to any Code limitations, or the current Retirement Plan without regard to any Code limitations if more; over (2) the actual benefit received from the Retirement Plan. This payment will be made in a lump-sum form or in annual installments over a period of not more than 15 years at the participant's election. Amounts attributable to the Supplemental Benefit Plan are included in the pension table set forth above.



                                      (13)

The Company has agreed to provide reimbursement for otherwise unreimbursed medical expenses to certain employees of the Company and its subsidiaries who meet certain age and years-of-service requirements, including the individuals named in the Executive Compensation Table. These benefits are presently covered by an insurance program and commence at retirement and continue for the life of the employee (and spouse or other eligible dependents).


             EMPLOYMENT CONTRACTS AND TERMINATION OF EMPLOYMENT AND
                         CHANGE IN CONTROL ARRANGEMENTS

The Company does not have any Employment Contracts with the Chief Executive Officer or any of the named executive officers.

The Company's Stock Option Agreements provide that in the event of a Change in Control of the Company, as defined in the Agreement, all non-vested options immediately vest. See "REPORT ON EXECUTIVE COMPENSATION BY THE EXECUTIVE COMPENSATION AND DEVELOPMENT COMMITTEE AND STOCK OPTION COMMITTEE" section for additional general information about the Stock Option Plan.

The Company's Supplemental Benefit Plan provides that in the event of a Change in Control of the Company, as defined in the Plan, accrued benefits will be distributed and paid in the form of a lump sum as soon as administratively feasible. See "RETIREMENT AND SAVINGS PLANS" section for additional general information about the Supplemental Benefit Plan.

The Company has a Voluntary Savings Plan ("VSP") with certain management employees of the Company and its subsidiaries, including the named executives. The VSP is a nonqualified plan created to offset the IRS Code limitations on their contributions as highly compensated employees to the Company's 401(k) Savings Plan. The VSP allows eligible executives to annually defer 1% to 75% of each of their base salary and incentive compensation. The Company will match 15% of the employees' VSP contributions, up to an annual maximum of $15,000. The VSP provides that in the event of a Change in Control of the Company, as defined in the VSP, all contributions, Company match and earnings on each will be distributed as a lump sum as soon as administratively possible.

The Company has Deferred Salary Agreements with certain management employees of the Company and its subsidiaries, including the named executives, due to their tenure, experience, knowledge and contacts which are of considerable value to the Company. The amount of the deferred salary is equal to 35% of the individual's final monthly base salary times 120 monthly payments commencing at age 65 retirement, death or disability, provided this amount is subject to reduction based on the age and other circumstances resulting in the individual's termination of employment. The Deferred Salary Agreement provides that in the event of a Change in Control of the Company, as defined in the Agreement, all benefits immediately vest, and if the individual's employment terminates within three years after the Change in Control event occurs, then the individual may elect to receive his benefit in a lump sum payable within thirty days. The amounts payable under the Deferred Salary Agreements are subject to forfeiture under certain circumstances. The Executive Compensation Table includes the amount accrued annually for each named executive under these Agreements.

                     CERTAIN TRANSACTIONS AND RELATIONSHIPS

STOCKHOLDERS' AGREEMENT. Pursuant to the terms of a Stockholders' Agreement, the Company has agreed that it will offer Robert A. Young III the right to include shares of the Company's Common Stock he owns in certain registration statements filed by the Company (the "Piggy-back Rights").

The Company will indemnify Mr. Young for securities law liabilities in connection with any such offering, other than liabilities resulting from information furnished in writing by Mr. Young. The Company is obligated to pay all expenses incurred in connection with the registration of shares of Company Common Stock in connection with the Piggy-back Rights, excluding underwriters' discounts and commissions.



                                      (14)

             SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

The Company's executive officers, directors, and persons who own more than 10% of a registered class of the Company's equity securities are required to file, under the Securities Exchange Act of 1934, reports of ownership and changes of ownership with the Securities and Exchange Commission.

Based solely on information provided to the Company, the Company believes that during the preceding year its executive officers, directors, and 10% stockholders have complied with all applicable filing requirements.


                          PROPOSAL II. APPROVAL OF THE
                2002 ARKANSAS BEST CORPORATION STOCK OPTION PLAN

           THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" PROPOSAL II.

The Board has adopted the 2002 Arkansas Best Corporation Stock Option Plan (the "Plan"), subject to stockholder approval. The Board believes that the Plan will be a useful stock-related benefit program for attracting and retaining key employees and providing additional incentive for such key employees to promote the success of the Company. The Company intends to register the issuance of shares of Common Stock underlying the stock options granted under the Plan under the Securities Act of 1933, as amended, assuming the stockholders approve the Plan. Shares purchased pursuant to the Plan after the effective date of registration could be sold immediately in the open market by persons who are not affiliates (as defined in Rule 144 under the Securities Act) of the Company without compliance with the provisions of Rule 144. Shares purchased by the Company's affiliates pursuant to the options granted under the Plan could be sold immediately in the open market, subject, in the case of affiliates, to compliance with the provisions of Rule 144.

Stockholder approval of the Plan is sought to comply with the terms of the Plan and the Internal Revenue Code of 1986, as amended.

DESCRIPTION OF THE 2002 ARKANSAS BEST CORPORATION STOCK OPTION PLAN

GENERAL

The Plan authorizes the issuance or use of 1,000,000 shares of Common Stock for the grant of options and stock appreciation rights which are paid in shares of Common Stock. People who are granted options or stock appreciation rights under the Plan are participants in the Plan.

     Options. Options granted under the Plan may be either stock options:

      o intended to qualify as "incentive stock options" under Section 422 of the Internal Revenue Code of 1986, as amended; or

      o not intended to qualify for incentive stock option treatment, or non-qualified stock options.

The aggregate fair market value (determined at the time of grant) of shares issuable pursuant to incentive stock options that are exercisable for the first time by a participant in the Plan in any calendar year may not exceed $100,000, or any other amount that is provided in Section 422(d) of the Internal Revenue Code of 1986, as amended. If this limit is exceeded, the excess options will be considered non-qualified stock options.

The options granted under the Plan permit the participants to purchase shares of Common Stock at a price determined by the committee administering the Plan; provided, however,

      o the exercise price for any option may not be less than the fair market value of Common Stock at the date of the grant of the option; and



                                      (15)

      o if the participant in the Plan owns more than 10% of the total combined voting power of all classes of stock of the Company or its parent or any of its subsidiaries, then the exercise price for any incentive stock option may not be less than 110% of the fair market value of Common Stock on the date of the grant of the option.

Stock Appreciation Rights. Stock appreciation rights are rights granted to a participant that require the Company to pay the participant the product of:

      o the excess of the fair market value per share on the date of exercise over (1) if the stock appreciation right is granted in conjunction with an option, the exercise price per share of the related option, or (2) if the stock appreciation right is granted by itself with respect to a designated number of shares of Common Stock, the fair market value per share of the designated shares of Common Stock on the date of the grant of the right; in each case multiplied by

      o the number of shares of Common Stock with respect to which the stock appreciation right is being exercised

The Company may pay these amounts in cash, or at the sole discretion of the committee in the case of stock appreciation rights granted in conjunction with a stock option that entitles the committee to determine at the time of exercise whether to allow the participant to exercise the stock option or the stock appreciation right, in Common Stock that has a fair market value on the date of exercise equal to these amounts.

Stock appreciation rights may be granted either independent of or in conjunction with options granted to the same participant. Stock appreciation rights granted in conjunction with options may be granted simultaneously with or, in the case of non-qualified stock options, subsequent to, the grant to the participant of the related options.

The Plan is not required to be qualified under Section 401(a) of the Internal Revenue Code of 1986, as amended, nor is it subject to the provisions of the Employee Retirement Income Security Act of 1974, as amended.

SHARES AUTHORIZED AND AWARD LIMITS

The Plan authorizes 1,000,000 shares of Common Stock to be issued under the Plan. No participant shall be granted awards with respect to, and (in the case of a stock appreciation right granted by itself) designated in, an aggregate of more than 500,000 shares of Common Stock during the term of the Plan.

The Plan provides that the Common Stock issued under the Plan may be authorized and previously unissued Common Stock or previously issued Common Stock that the Company has reacquired. Any of Common Stock subject to unexercised portions of options granted under the Plan that are terminated, cancelled or expired, including by reason of the exercise of a related stock appreciation right, may also be utilized again for subsequent options or stock appreciation rights granted under the Plan.

ADMINISTRATION

The Plan will be administered by a committee of two or more directors appointed by the Board of the Company who are (1) not current employees of the Company,
(2) not former employees of the Company who receive compensation for prior services during the taxable year, (3) have not been an officer of the Company,
(4) do not receive remuneration from the Company, either directly or indirectly, in a capacity other than as a Director, and (5) do not otherwise have an interest or business relationship with that must be disclosed pursuant to the securities laws. The committee has authority to determine all terms and conditions of the options and stock appreciation rights granted that are not inconsistent with the Plan, and also to do the following:

      o  grant stock options with or without stock appreciation rights;

      o  grant stock appreciation rights with or without stock options;

      o  construe, interpret and administer the provisions of the Plan;



                                      (16)

      o prescribe, amend and rescind rules and regulations pertaining to the Plan; and

      o make all other determinations necessary or advisable to administer the Plan.

ELIGIBILITY AND PARTICIPATION

Under the Plan, incentive stock options, non-qualified stock options and stock appreciation rights may be granted to key employees, including directors who are employees of the Company or a subsidiary. Non-qualified stock options and stock appreciation rights may also be granted to directors, including members of the committee, who are not key employees of the Company or a subsidiary. The number of persons who currently are considered key employees is approximately 75. Determination of key employee status, selection of participants and the determination of extent and timing of their participation will be determined by the committee, in its discretion. No awards will be made under the Plan until and unless it is approved.

TERM OF OPTIONS AND STOCK APPRECIATION RIGHTS AND LIMITATIONS ON EXERCISE

The Company may not grant incentive stock options that are exercisable more than
(1) five years after the date of the grant with respect to a participant who owns more than 10% of the total combined voting power of all classes of the stock of the Company or any parent or subsidiaries of the Company, and (2) more than ten years after the date of the grant of the options with respect to all other participants. Nor may the Company grant non-qualified stock options or stock appreciation rights that are exercisable more than ten years after the date of grant of the options or rights.

Unless otherwise provided in a participant's option or stock appreciation right agreement, an option or stock appreciation right granted under the Plan will be exercisable only by the participant to whom the right or option was granted or by a person to whom the participant's rights have passed by will, the laws of descent and distribution, between spouses or incident to divorce within the meaning of Section 1041 of the Internal Revenue Code of 1986, as amended. The committee shall have the discretion to permit a gift, transfer or sale of some or all of a participant's nonqualified stock options or stock appreciation rights, or a deferral of stock appreciation right income, by including such right in the option or stock appreciation right agreement.

TERMINATION OF EMPLOYMENT; DEATH

The committee will determine at the date of grant what conditions will apply to the exercise of an option or stock appreciation right if the participant granted the option or right ceases to be an employee of the Company or any subsidiaries for any reason. In the event of the death of a participant while the person is employed or serving as a director of the Company or any subsidiaries, the option or stock appreciation right granted to the participant will be exercisable by the executor or administrator of the participant's estate or by the person or persons to whom the participant's right has passed under the participant's will or the laws of descent and distribution. That option or stock appreciation right will be exercisable within one year after the date of death of the participant or any other period indicated in the participant's option or stock appreciation rights agreement, but in no case later than the expiration date of the option or stock appreciation right, and then only to the extent that the participant was entitled to exercise the option or stock appreciation right at the date of his or her death.

ADJUSTMENTS

The committee or the Board may make any adjustments in stock appreciation rights and options granted under the Plan as it deems appropriate to prevent dilution or enlargement of stock appreciation or option rights when there is a change in the Common Stock subject to the Plan as the result of (1) any stock dividend on, dividend of or stock split or stock combination of, or any similar change in, stock of the same class, or (2) any change in the Company's capital structure.

EXPIRATION AND TERMINATION

The committee may grant options at any time prior to the ten-year anniversary of the date on which the Plan is approved by the stockholders. The Board may abandon, suspend or terminate the Plan at any time, except with respect to options or stock appreciation rights then outstanding.



                                      (17)

AMENDMENT

The Plan provides that the Board may amend the Plan and any award from time to time (1) in any respect the Board deems advisable in its sole discretion, (2) in order for the options or stock appreciation rights granted under the Plan to conform to any change in applicable laws, or (3) in order for options granted or stock acquired upon exercise of the options to qualify for simplified registration under applicable laws; provided that no amendment may, without prior stockholder approval;

      o increase the number of securities that may be issued under the Plan, other than the adjustments discussed above in the "Adjustments" section;

      o modify the requirements as to eligibility for participation in the Plan; or

      o make any change for which applicable law or regulatory authority would require stockholder approval or for which stockholder approval would be required to secure all deductibility of compensation received under the Plan under the Internal Revenue Code of 1986, as amended.

Additionally, no amendment, suspension or termination of the Plan or any option or stock appreciation right granted under the Plan may, except as specifically permitted in the Plan or the terms of the option or stock appreciation right agreement, substantially impair any option or stock appreciation right previously granted to a participant, without the consent of the participant.

PAYMENT UPON EXERCISE

Upon exercise of any option granted under the Plan, the Company may make financing available to the participant for the purchase of the Common Stock that may be acquired upon exercise of the option on terms that the committee may specify. A participant may pay the exercise price of an option with cash, a certified cashier's check, a broker's check if exercise is through a broker-dealer, or by delivery of shares of Common Stock or by a combination of those methods. To the extent a participant chooses to pay the exercise price of the participant's option with Common Stock, that Common Stock must have been owned by the participant for a period of at least six months prior to the date of exercise and must have a fair market value on the date of exercise equal to the portion of the exercise price being paid in Common Stock.

On or immediately prior to the date on which a payment is made to a participant pursuant to the Plan, the participant must pay the Company, in cash, or, in the case of the exercise of an option, in Common Stock if expressly permitted in the option, the amount that the Company reasonably determines to be the minimum necessary in order for the Company to comply with applicable federal or state tax withholding requirements and the collection of employment taxes.

CERTAIN FEDERAL INCOME TAX CONSEQUENCES

The following discussion of the federal income tax consequences of participation in the Plan for a typical participant is only a summary and does not purport to be complete, and differences in individual participants' financial situations may cause federal, state and local income tax consequences of participation in the Plan to vary. This summary is based upon current federal tax law.

Non-Qualified Stock Options. A participant will not recognize any income upon the grant of a non-qualified stock option. Under Rule 16b-3 promulgated under the Securities Exchange Act of 1934, as amended, the short-swing profit liability rules under Section 16(b) of the Securities Exchange Act should ordinarily not apply to the exercise of a non-qualified stock option under the Plan. As a result, ordinarily upon exercise of the non-qualified stock option, the amount by which the fair market value of the shares transferred at the time of exercise exceeds the exercise price must be treated as ordinary income received by the participant. See "Exercise of Options with Common Stock" below for a description of the tax consequences of using previously acquired stock to exercise an option. However, if a participant is subject to these short-swing profit rules, then the amount by which the fair market value of the non-qualified stock option at the time the participant could sell the shares at a profit without



                                      (18)
creating liability under Section 16(b) of the Securities Exchange Act exceeds the exercise price must be treated as ordinary income received by the participant. Such a participant may elect, pursuant to Section 83(b) of the Internal Revenue Code, to be taxed on the difference between the fair market value of the non-qualified stock option on the date of exercise of the option and the exercise price.

The Company generally will be entitled to deduct the amount that the participant is required to treat as ordinary income in the taxable year that ends with or within the taxable year in which the participant recognizes the income, to the extent that amount constitutes an ordinary and necessary business expense and is not disallowed under Section 162(m) of the Internal Revenue Code. The Company believes that the options and stock appreciation rights, as discussed below, to be granted under the Plan meet the requirements for deductible compensation.

Upon a taxable disposition of shares acquired upon exercise of a non-qualified stock option, any amount received by the participant in excess of the sum of the exercise price and any amount includable in income with respect to the exercise of the non-qualified stock option will generally be treated as long-term or short-term capital gain, depending upon the holding period of the shares acquired upon exercise of the non-qualified stock option. To qualify for long-term capital gain or loss treatment, the shares acquired upon exercise of the non-qualified stock option must have been held for more than 12 months as a capital asset. The maximum federal income tax rate applicable to individuals for long-term capital gain is currently 20%. If, upon disposition, the sum of the exercise price and any amount includable in income with respect to the exercise of the non-qualified stock option exceeds the amount that is received by the participant, the excess will generally be treated as long-term or short-term capital loss, depending upon the holding period of the shares acquired upon exercise of the non-qualified stock option. A capital loss may be deducted against capital gains plus $3,000 of other income. Any unused capital loss may be carried forward indefinitely.

Incentive Stock Options. A participant will not recognize any income upon the grant or exercise of an incentive stock option, nor will the Company be allowed a corresponding deduction. See "Exercise of Options with Common Stock" below for a description of the tax consequences of using previously acquired stock to exercise an incentive stock option. See "Alternative Minimum Tax" below for the application of the alternative minimum tax to the exercise of an incentive stock option.

When shares acquired through the exercise of an incentive stock option are sold or exchanged in a taxable disposition, any amount received by the participant in excess of the exercise price of the incentive stock option will be treated as long-term capital gain, and any loss realized will be treated as a long-term capital loss, assuming that the prescribed incentive stock option requirements described below are met.

To obtain favorable tax treatment for incentive stock options under Section 422 of the Internal Revenue Code of 1986, as amended, a participant must not dispose of shares acquired through the exercise of the incentive stock option within two years of the grant date and within one year from the date of exercise of the incentive stock option.

If the holding period requirements referred to above are not met, the disposition of the shares acquired upon exercise of the incentive stock option will be treated as a "disqualifying disposition." Upon a disqualifying disposition, the amount by which the lesser of (1) the fair market value of the shares acquired upon exercise of the incentive stock option on the date of exercise, or (2) the amount realized on the sale exceeds the exercise price will be treated as ordinary income, and any gain in excess of that amount will be long-term or short-term capital gain, depending on the holding period of the shares acquired upon exercise of the incentive stock option. To qualify for long-term capital gain or loss treatment, the shares acquired upon exercise of the incentive stock option must have been held for more than 12 months as a capital asset. If the shares acquired upon exercise of the incentive stock option are sold for an amount less than the exercise price, the loss will be treated as a long-term or short-term capital loss, depending on the holding period of the shares. In the event of a disqualifying disposition, the Company will be allowed a deduction in an amount equal to the amount that the participant is required to treat as ordinary income in the taxable year that ends with or within the taxable year in which the participant is required to recognize the ordinary income.



                                      (19)

Stock Appreciation Rights. A participant will not recognize income upon the grant of a stock appreciation right. However, upon exercise, they will recognize compensation, taxable at ordinary income tax rates, equal to the amount of cash and/or the then fair market value of any shares of Common Stock received. Subject to the terms of the stock appreciation right agreement and the provision of the Arkansas Best Corporation Voluntary Savings Plan ("VSP"), participants may defer receipt, and taxation, of some or all of the income due to the exercise of a stock appreciation right that is paid in cash in exchange for a corresponding amount being credited under the VSP. Subject to being an ordinary and necessary business expense and not being disallowed under Section 162(m) of the Internal Revenue Code of 1986, as amended, the Company will be entitled to a tax deduction in an amount equal to the amount that the participant is required to include in ordinary income at the time of the inclusion and will be required to withhold taxes on the ordinary income.

Alternative Minimum Tax. For purposes of computing the alternative minimum tax, a participant must include in alternative minimum taxable income the amount by which the fair market value of shares acquired upon exercise of an incentive stock option (at the time of exercise or, if later, at the time the shares are no longer subject to a substantial risk of forfeiture or are freely transferable) exceeds the exercise price. If a participant exercises an incentive stock option and disposes of the shares acquired upon exercise of the incentive stock option in the same year and the amount realized is less than the fair market value of the shares at the time of exercise, the amount of income that must be included in alternative minimum taxable income may not exceed the excess, if any, of the amount realized from the disposition over the participant's adjusted basis in the shares acquired upon exercise of the incentive stock option.

EXERCISE OF OPTIONS WITH COMMON STOCK

Non-Qualified Stock Options. If a participant exercises a non-qualified stock option by paying the exercise price with shares of Common Stock, the participant will be treated as having made a nontaxable exchange of the number of shares transferred for an equal number of shares received. The basis and holding period of the exchanged stock will be the same as the basis and holding period of the stock transferred. The fair market value of all shares received in excess of the exchanged stock are treated as compensation income to the participant, and the Company generally will have a corresponding deduction to the extent the amount constitutes an ordinary and necessary business expense and is not disallowed by
Section 162(m) of the Internal Revenue Code. That excess stock will have a basis equal to the amount included in the participant's compensation income and a holding period that begins on the date the non-qualified stock option is exercised. A participant who is subject to the short-swing profit rules of
Section 16(b) of the Securities Exchange Act should see the discussion under "Certain Federal Income Tax Consequences - Non-Qualified Stock Options" above.

If a participant exercises a non-qualified stock option by paying the exercise price with shares acquired upon exercise of an incentive stock option, the exchange of the incentive stock option shares will not be a "disqualifying disposition" regardless of the period the participant held the incentive stock option shares.

Incentive Stock Options. If a participant exercises an incentive stock option by paying the exercise price with shares of Common Stock other than incentive option shares, the participant will be treated as having received exchanged stock (the number of shares received equal to the number of shares surrendered) and excess stock (the remaining number of shares received). The exchanged stock will have a basis and holding period that are the same as the basis and holding period of the shares surrendered. The excess stock will have a basis of zero and its holding period will begin on the date after the incentive stock option is exercised.

RECOMMENDATION OF THE BOARD OF DIRECTORS AS TO THE ADOPTION OF THE PLAN

After careful consideration, the Board has determined that it is in the Company's best interests and those of our stockholders to adopt the Plan as described above. As a result, the Board has unanimously approved the Plan and recommends that stockholders vote for approval of the Plan.



                                      (20)

                  PROPOSAL III. RATIFICATION OF APPOINTMENT OF
                              INDEPENDENT AUDITORS

          THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" PROPOSAL III.

The firm of Ernst & Young LLP served as independent auditors for the Company for the fiscal year ended December 31, 2001. Pursuant to the recommendation of the Audit Committee, the Board has appointed that firm to continue in that capacity for the fiscal year 2002, and recommends that a resolution be presented to stockholders at the 2002 Annual Meeting to ratify that appointment. Fees for the last fiscal year were: Annual audit - $282,035, audit-related services - $237,234, and all other nonaudit services - $117,190.

In the event the stockholders fail to ratify the appointment of Ernst & Young LLP, the Board will appoint other independent public accountants as auditors. Representatives of Ernst & Young LLP will attend the 2002 Annual Meeting. They will have the opportunity to make a statement and respond to appropriate questions from stockholders.

                                  OTHER MATTERS

The Board does not know of any matters that will be presented for action at the 2002 Annual Meeting other than those described above and matters incident to the conduct of the meeting. If, however, any other matters not presently known to management should come before the 2002 Annual Meeting, it is intended that the shares represented by the accompanying proxy will be voted on such matters in accordance with the discretion of the holders of such proxy.

                              COST OF SOLICITATION

Proxies may be solicited by directors, officers, or regular employees of the Company in person, by telephone, telegram, or other means. The cost of preparing, assembling, and mailing the proxy material and of reimbursing brokers, nominees, and fiduciaries for the out-of-pocket and clerical expenses of transmitting copies of the proxy material to the beneficial owners of shares held by record by such persons will be borne by the Company. The Company has retained Georgeson Shareholder to assist in the solicitation and sending of proxy material. The Company will pay approximately $5,000 for these services.

                  STOCKHOLDER PROPOSALS FOR 2003 ANNUAL MEETING

Pursuant to Securities and Exchange Commission regulations, stockholder proposals submitted for next year's proxy statement must be received by the Company no later than the close of business on November 15, 2002 to be considered. Proposals should be addressed to Richard F. Cooper, Secretary, Arkansas Best Corporation, 3801 Old Greenwood Road, Fort Smith, AR 72903. In order to prevent controversy about the date of receipt of a proposal, the Company strongly recommends that any stockholder wishing to present a proposal submit the proposal by certified mail, return receipt requested.

                                     GENERAL

Upon written request, the Company will provide stockholders with a copy of its Annual Report on Form 10-K to the Securities and Exchange Commission (including financial statements and schedules thereto) for the fiscal year ended December 31, 2001, without charge. Direct written requests to: David Humphrey, Director - Investor Relations, Arkansas Best Corporation, 3801 Old Greenwood Road, Fort Smith, AR 72903.

PLEASE SIGN, DATE AND RETURN YOUR PROXY CARD/BALLOT PROMPTLY

                                                     /s/ Richard F. Cooper

Fort Smith, Arkansas                                    RICHARD F. COOPER
Date:  March 15, 2002                                       Secretary



                                      (21)

                                                                      Appendix A

                         2002 ARKANSAS BEST CORPORATION
                                STOCK OPTION PLAN
                                      *****

   1.    PURPOSE

         The purpose of the 2002 Arkansas Best Corporation Stock Option Plan (hereinafter called the "Plan") is to advance the interests of Arkansas Best Corporation (hereinafter called the "Company") by strengthening the ability of the Company to attract and retain key personnel through stock ownership.

         Certain options granted under this Plan are intended to qualify as "incentive stock options" pursuant to Section 422 of the Internal Revenue Code of 1986 (the "Code"), while certain other options granted under the Plan will constitute nonqualified options.

   2.    DEFINITIONS

         As used in this Plan, and in any option agreement, as hereinafter defined, the following terms shall have the following meanings, unless the context otherwise requires:

         (a) "COMMON STOCK" shall mean the Common Stock of the Company, par value $.01 per share.

         (b) "DATE OF GRANT" shall mean the date on which a stock option or SAR is granted pursuant to this Plan.

         (c) "EMPLOYEE SAR" shall mean a stock appreciation right granted in conjunction with a stock option, that entitles the Holder to determine at the time of exercise whether to exercise the stock option or the stock appreciation right.

         (d) "EMPLOYER SAR" shall mean a stock appreciation right granted in conjunction with a stock option, that entitles the Committee to determine at the time of exercise whether to allow the Holder to exercise the stock option or the stock appreciation right. The Committee shall make this determination before the close of the business day following receipt of the Holder's notice to exercise the stock option associated with such Employer SAR. Failure of the Committee to respond by the close of the business day following receipt of the notice to exercise shall constitute approval of exercise of the stock option. The Committee may delegate its approval authority to any Company officer or officers. In the event the Committee requires the Holder to exercise the stock appreciation right in lieu of the option, the Committee has the discretion to pay the Holder in cash or issue Common Stock having a Fair Market Value on the date of exercise equal to the SAR Spread.

         (e) "FAIR MARKET VALUE" shall mean the closing sale price (or average of the quoted closing bid and asked prices if there is no closing sale price reported) of the Common Stock on the date specified as reported by NASDAQ National Market System or by the principal national stock exchange on which the Common Stock is then listed. If there is no reported price information for such date, the Fair Market Value will be determined by the reported price information for the Common Stock on the day nearest preceding such date. In the event the Company's Common Stock is not listed on the NASDAQ National Market System or any principal national stock exchange, the Committee will make a good faith determination of the Common Stock's Fair Market Value.

         (f) "HOLDER" shall mean the person to whom an option or SAR is granted under the Plan or who has obtained the right to exercise an option or SAR in accordance with the provisions of the Plan.

         (g) "OUTSIDE DIRECTOR" shall mean a director who is (i) not a current employee of the Company, (ii) not a former employee who receives compensation for prior services (other than benefits under a tax-qualified retirement plan) during the taxable year, (iii) has not been an officer of the Company, (iv) does not receive remuneration from the Company, either directly or indirectly, in a capacity other than as a director, and (v) does not otherwise have an interest or business relationship with the Company that must be disclosed pursuant to
Item 404 of Regulation S-K. For this purpose, "remuneration" includes any payment in exchange for goods or services. For this purpose "Company" includes any Subsidiary.

         (h) "PLAN ADOPTION DATE" shall mean the date on which the plan is approved by the shareholders of the Company.

         (i) "SAR" shall mean a stock appreciation right granted under this Plan that shall require the Company to pay to the Holder (i) cash equal to the SAR spread, or (ii) at the sole discretion of the Committee in the case of an Employer SAR, Common Stock having a Fair Market Value on the date of exercise equal to the SAR Spread. The term "SAR" shall include, but is not limited to, Employer SARs and Employee SARs.



                                      (22)

                                                                      Appendix A


         (j) "SAR SPREAD" shall mean with respect to each SAR an amount equal to the product of (1) the excess of (A) the Fair Market Value per share on the date of exercise over (B) (x) if the SAR is granted in conjunction with an option, then the exercise price per share of the related option, or (y) if the SAR is granted by itself with respect to a designated number of shares of Common Stock, then the Fair Market Value per share of the designated shares of Common Stock on the Date of Grant, in each case multiplied by (2) the number of shares of Common Stock with respect to which such SAR is being exercised; provided, however, that with respect to any SAR granted in conjunction with an incentive stock option, in no event shall the SAR Spread exceed the amount permitted to be treated as the SAR Spread under applicable Treasury Regulations or other legal authority without disqualifying the option as an incentive stock option.

         (k) "Subsidiary" shall mean any now existing or hereinafter organized or acquired corporation of which more than fifty percent (50%) of the issued and outstanding voting stock is owned or controlled directly or indirectly by the Company or through one or more Subsidiaries of the Company.

   3.    COMMON STOCK SUBJECT TO THE PLAN

         The aggregate amount of Common Stock for which options may be granted or used to satisfy the SAR Spread of SARs settled with Common Stock shall not exceed 1,000,000 shares of Common Stock. Such Common Stock may be authorized and previously unissued Common Stock or previously issued Common Stock that has been reacquired by the Company. Any Common Stock subject to unexercised portions of options granted under this Plan which shall have terminated, been cancelled or expired (including, without limitation, by reason of the exercise of related SAR, or Common Stock designated as subject to a SAR which is exercised and paid in cash), are again available for all purposes of this Plan.

   4.    ADMINISTRATION AND GRANTS

         The Plan shall be administered by a committee of two or more Outside Directors appointed by the Board of Directors of the Company (the group responsible for administering the Plan is referred to herein as the "Committee"). SARs and options may be granted under this Section 4 only by the majority agreement of the members of the Committee. SAR agreements ("SAR Agreements") and option agreements ("Option Agreements") shall be in the form as approved by the Committee, and contain such terms and conditions determined by the Committee as are not inconsistent with the provisions of this Plan. The Option Agreement or SAR Agreement may be executed on behalf of the Company by the Chairman of the Board, the President or any Vice President of the Company. The Committee shall have complete authority to grant stock options with or without SARs, SARs with or without stock options, construe, interpret and administer the provisions of the Plan, determine the provisions of the SAR Agreements granted thereunder, and the provisions of the Option Agreements relating to options granted thereunder; to prescribe, amend and rescind rules and regulations pertaining to the Plan; and to make all other determinations necessary or deemed advisable in the administration of the plan. The determinations, interpretations and constructions made by the Committee shall be final and conclusive.

   5.    ELIGIBILITY

         Incentive stock options to purchase Common Stock may be granted under
Section 4 of the Plan to such key employees of the Company or its Subsidiaries (including any director who is also a key employee of the Company or one or more of its Subsidiaries) as shall be determined by the Committee. Nonqualified stock options to purchase Common Stock and SARs may be granted under Section 4 of the Plan to such key employees or directors (including, without limitation, members of the Committee) of the Company or its Subsidiaries as shall be determined by the Committee. The Committee shall determine which persons are to be granted stock options and which persons are to be granted SARs (including, without limitation, Employee SARs and Employer SARs), whether an option will be granted independently or in conjunction with a SAR, the number of options, the number of SARs, the number of shares of Common Stock subject to each option, the number of designated shares of Common Stock subject to each SAR, the exercise price or prices of each option, the vesting and exercise period of each option and SAR, whether an option may be exercised as to less than all of the Common Stock subject thereto, and such other terms and conditions of each option or SAR, if any, as are not inconsistent with the provisions of this Plan.

         The maximum number of shares of Common Stock a Holder can be granted during the life of the Plan is 500,000 shares of Common Stock. In connection with the granting of incentive stock options, the aggregate Fair Market Value (determined at the Date of Grant of an incentive stock option) of Common Stock with respect to which incentive stock options are exercisable for the first time by a Holder during any calendar year (under all such



                                      (23)

                                                                      Appendix A

plans of the Holder's employer corporation and its parent and subsidiary corporations as defined in Section 424 of the Code) shall not exceed $100,000 or such other amount as from time to time provided in Section 422(d) of the Code or any successor provision and, to the extent, if any, that such $100,000 limit shall be exceeded, the excess shall be considered nonqualified stock options.

   6.    EXERCISE PRICE

         The purchase price or prices for Common Stock subject to an option (the "Exercise Price") granted pursuant to Section 4 of the Plan shall be determined by the Committee at the Date of Grant; provided, however, that (a) the Exercise Price for any option shall not be less than 100% of the Fair Market Value of the Common Stock at the Date of Grant, and (b) if the Holder owns more then 10 percent of the total combined voting power of all classes of stock of the Company or its parent or any of its subsidiaries, as more fully described in
Section 422(b)(5) of the Code or any successor provision (such stockholder is referred to herein as a "10-Percent Stockholder"), the Exercise Price for any incentive stock option granted to such Holder shall not be less then 110% of the Fair Market Value of the Common Stock at the Date of Grant.

   7.    TERM OF STOCK OPTIONS AND SARS AND LIMITATIONS ON RIGHT TO EXERCISE

         No incentive stock option granted pursuant to Section 4 of this Plan shall be exercisable (a) more than five years after the Date of Grant with respect to a 10-Percent Stockholder, and (b) more than ten years after the Date of Grant with respect to all persons other than 10-Percent Stockholders. No nonqualified stock option or SAR granted pursuant to Section 4 of this Plan shall be exercisable more than ten years after the Date of Grant.

         The Company shall not be required to issue any fractional shares of Common Stock upon the exercise of any options granted under this Plan. No Holder nor his legal representatives, legatees or distributees, as the case may be, will be, or will be deemed to be, the recipient of any Common Stock subject to an option unless and until said option has been exercised and the purchase price of the Common Stock in respect of which the option has been exercised has been paid. Unless otherwise provided in the SAR or Option Agreement, neither an option nor an SAR shall be exercisable except by the Holder or by a person who has obtained the Holder's rights under the option by, will or under the laws of descent and distribution or between spouses or incident to divorce within the meaning of Section 1041 of the Code or any successor provision. The Committee shall have the discretion to permit a gift, transfer or sale of some or all of a Holder's nonqualified stock options or SARs, or a deferral of SAR income, by including such right in the Option or SAR Agreement.

   8.    TERMINATION OF EMPLOYMENT

         The Committee shall determine at the Date of Grant what conditions shall apply to the exercise of an option or a SAR granted under Section 4 in the event a Holder shall cease to be employed by the Company or a Subsidiary for any reason. In the event of the death of a Holder while in the employ or while serving as a director of the Company or a Subsidiary, the SAR or option theretofore granted to him shall be exercisable by the executor or administrator of the Holder's estate, or if the Holder's estate is not in administration, by the person or persons to whom the Holder's right shall have passed under the Holder's will or under the laws of descent and distribution, within the year next succeeding the date of death or such other period as may be specified in the SAR or option agreement, but in no case later than the expiration date of such option, and then only to the extent that the Holder was entitled to exercise such option at the date of his death. Neither this Plan nor any option granted hereunder is intended to confer upon any Holder any rights with respect to continuance of employment or other utilization of his services by the Company or by a Subsidiary, nor to interfere in any way with his right or that of his employer to terminate his employment or other services at any time (subject to the terms of any applicable contract).

   9.    DILUTION OR OTHER ADJUSTMENTS

         In the event that there is any change in the Common Stock subject to this Plan or subject to SARs or options granted hereunder as the result of any stock dividend on, dividend of or stock split or stock combination of, or any like change in, stock of the same class or in the event of any change in the capital structure of the Company, the Board of Directors or the Committee shall make such adjustments with respect to SARs, options, or any provisions of the Plan, as it deems appropriate to prevent dilution or enlargement of SAR and option rights.



                                      (24)

                                                                      Appendix A

  10.    EXPIRATION AND TERMINATION OF THE PLAN

         Options may be granted at any time under Section 4 of the Plan prior to the ten year anniversary of the Plan Adoption Date, as long as the total number of shares of Common Stock which may be issued pursuant to options granted under this Plan do not (except as provided in Section 9 above) exceed the limitations of Section 3 above. This Plan may be abandoned, suspended or terminated at any time by the Board of Directors of the Company except with respect to any options or SARs then outstanding under the Plan.

  11.    RESTRICTIONS ON THE ISSUANCE OF COMMON STOCK

         (a) The Company shall not be obligated to sell or issue any Common Stock upon the exercise of any option or SAR granted under this Plan unless:

               (i) the shares of Common Stock with respect to which such option is being exercised have been registered under applicable federal securities laws or are exempt from such registration;

              (ii) the prior approval of such sale or issuance has been obtained from any state regulatory body having jurisdiction; and

             (iii) in the event the Common Stock has been listed on any exchange, the shares of Common Stock with respect to which such option is being exercised have been duly listed on such exchange in accordance with the procedure specified therefor.

         If the shares of Common Stock to be issued upon the exercise of any option granted under the Plan are intended to be issued by the Company in reliance upon the exemptions from the registration requirements of applicable federal securities laws, the Holder, if so requested by the Company, shall furnish to the Company such evidence and representations, including an opinion of counsel, satisfactory to it, as the Company may reasonably request.

         (b) No incentive stock option granted pursuant to the Plan shall be transferable by the Holder other than by, will or the laws of descent and distribution or between spouses or incident to divorce within the meaning of
Section 1041 of the Code or any successor provision.

         (c) The Board of Directors or Committee may impose such other restrictions on the ownership and transfer of Common Stock issued pursuant to this Plan as it deems desirable; any such restrictions shall be set forth in any option agreement entered into hereunder.

  12.    STOCK APPRECIATION RIGHTS

         (a) The Committee shall have authority to grant SARs individually or in conjunction with some or all of the options granted under this Plan. An SAR granted with an incentive stock option must be granted on the Date of Grant of such related option. An SAR granted with respect to a nonqualified stock options may be granted on or after the Date of Grant of such related option.

         (b) Each SAR shall be on such terms and conditions not inconsistent with this Plan as the Committee may determine and shall be evidenced by a written agreement.

         (c) The Holder has no rights as a stockholder with respect to the related or designated Common Stock as a result of the grant of an option or SAR.

  13.    PROCEEDS

         The proceeds to be received by the Company upon exercise of any option granted under this Plan may be used for any purpose by the Company.

  14.    AMENDMENT OF THE PLAN

         The Board of Directors may amend the Plan from time to time in such respects as it may deem advisable in its sole discretion or in order that the options or SARs granted hereunder shall conform to any change in applicable laws, including tax laws, or in regulations or rulings of administrative agencies or in order that options granted or stock acquired upon exercise of such options may qualify for simplified registration under applicable securities or other laws; provided, however, that no amendment may be made without the consent of stockholders which would materially (a) increase the benefits accruing to Holders under the Plan, (b) increase the number of securities which



                                      (25)

                                                                      Appendix A

may be issued under the Plan, other than in accordance with Section 9 hereof, or
(c) modify the requirements as to eligibility for participation in the Plan, or
(d) make any change for which applicable law or regulatory authority (including the regulatory authority of the NASDAQ or any other market or exchange on which the Common Stock is traded) would require shareholder approval or for which shareholder approval would be required to secure all deductibility of compensation received under the Plan under Section 162(m) of the Code; and provided, further, without limitation, that no amendment, suspension or termination of the Plan or any option or SAR issued hereunder shall, except as specifically permitted in this Plan or under the terms of such Option Agreement or SAR Agreement, substantially impair any option or SAR previously granted to any Holder without the consent of such Holder.

  15.    PAYMENT UPON EXERCISE

         Upon the exercise of any option granted under the Plan, the Company may make financing available to the Holder for the purchase of the Common Stock that may be acquired pursuant to the exercise of such option on such terms as the Committee shall specify, unless otherwise expressly provided in the Option Agreement. Holder may pay the Exercise Price of the Common Stock as to which an option is being exercised by the delivery of cash, a certified cashier's check, a broker's check if exercise is through a broker dealer as described below, or by the delivery of Common Stock which has been owned by the Holder for a period of at least six (6) months prior to the date of exercise having a Fair Market Value on the date of exercise equal to the Exercise Price, or by a combination of those methods. On or immediately prior to the date on which a payment is made to a Holder hereunder, the Holder shall be required to pay to the Company, in cash or Common Stock (including, but not limited to, the reservation to the Company of the requisite number of shares otherwise payable to such Holder with respect to such option or SAR), but in Common Stock only if expressly provided in the option, and otherwise only upon approval by the Committee, the amount which the Company reasonably determines to be the minimum necessary in order for the Company to comply with applicable federal or state tax withholding requirements, and the collection of employment taxes, if applicable; however, unless expressly provided to the contrary in the option, the Committee may require that such payment be made in cash.

         Any option granted under the Plan may be exercised by a broker-dealer acting on behalf of a Holder if (a) the broker-dealer has received from the Holder or the Company a fully- and duly-endorsed agreement evidencing such option, together with instructions signed by the Holder requesting the Company to deliver the Common Stock subject to such option to the broker-dealer on behalf of the Holder and specifying the account into which such Common Stock should be deposited, (b) adequate provision has been made with respect to the payment of any withholding taxes due upon such exercise, and (c) the broker-dealer and the Holder have otherwise complied with Section 220.3(e)(4) of Regulation T, 12 CFR Part 220, or any successor provision, and (d) the shares of Common Stock subject to such option are being sold by the broker-dealer on behalf of the shareholder pursuant to (i) an effective registration statement under the Securities Act of 1933, as amended (the "Securities Act"), covering such sale or (ii) an exemption from registration under the Securities Act with respect to such sale.

  16.    STOCKHOLDERS' APPROVAL

         In order for the Plan to be effective, the Plan must be approved by the affirmative vote of the holders of the majority of the shares of Common Stock voting at a meeting of the shareholders of the Company at which proxies are solicited pursuant to Section 14(a) of the Securities Exchange Act of 1934, as amended.

  17.    LIABILITY OF THE COMPANY

         Neither the Company, its directors, officers or employees nor any of the Company's Subsidiaries which are in existence or hereafter come into existence shall be liable to any Holder or other person if it is determined for any reason by the Internal Revenue Service or any court having jurisdiction that any incentive stock options granted hereunder do not qualify for tax treatment as incentive stock options under Section 422 of the Code or that the transfer of an option or SAR resulted in taxable income to Holder.



                                      (26)

                            ARKANSAS BEST CORPORATION
      PLEASE MARK VOTE IN OVAL IN THE FOLLOWING MANNER USING DARK INK ONLY

[                                                                            ]

                                               WITHHELD
                                    FOR all    from all     FOR all nominees, except vote withheld
I.   ELECTION OF DIRECTORS:         nominees   nominees     from the following nominee(s):

                                                                  --------------------------------
     Nominees:                        [  ]       [  ]       [  ]

     01 - William A. Marquard and 02 -Alan J. Zakon
     and 03 - William M. Legg
                                               FOR   AGAINST  ABSTAIN                                        FOR   AGAINST  ABSTAIN

II.  To approve the 2002 Stock Option Plan     [  ]    [  ]    [  ]    III.  To ratify the appointment of   [  ]    [  ]    [  ]
                                                                             Ernst & Young LLP as the
                                                                             Company's independent certified
                                                                             public accountants.

                                                                       PLEASE SIGN EXACTLY AS NAME APPEARS HEREON. JOINT OWNERS
                                                                       SHOULD EACH SIGN. WHERE APPLICABLE, INDICATE OFFICIAL
                                                                       POSITION OR REPRESENTATIVE CAPACITY.

                                                                       DATE:
                                                                            -------------------------------------------------------

                                                                       ------------------------------------------------------------
                                                                       SIGNATURE

                                                                       ------------------------------------------------------------
                                                                       SIGNATURE


       THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE ABOVE PROPOSALS.



                              FOLD AND DETACH HERE



                             YOUR VOTE IS IMPORTANT!




         PLEASE MARK, SIGN, DATE AND MAIL THE ABOVE PROXY CARD PROMPTLY,
                          USING THE ENCLOSED ENVELOPE.

PROXY/BALLOT                                                       PROXY/BALLOT
                            ARKANSAS BEST CORPORATION

PROXY SOLICITED BY THE BOARD OF DIRECTORS FOR THE ANNUAL MEETING OF STOCKHOLDERS -- APRIL 24, 2002

Richard F. Cooper, with the power of substitution and revocation, is hereby authorized to represent the undersigned, with all powers which the undersigned would possess if personally present, to vote all shares the undersigned is entitled to vote at the Annual Meeting of Stockholders of Arkansas Best Corporation to be held at 3801 Old Greenwood Road, Fort Smith, Arkansas 72903, at 9:00 a.m. CDT on Wednesday, April 24, 2002, and at any postponements or adjournments of that meeting, as set forth below, and in their discretion upon any other business that may properly come before the meeting.

  THIS PROXY WILL BE VOTED AS SPECIFIED OR, IF NO CHOICE IS SPECIFIED, WILL BE
          VOTED FOR THE ELECTION OF THE NOMINEES NAMED AND FOR EACH OF
                     THE OTHER PROPOSALS SPECIFIED HEREIN.

               * * CONTINUED AND TO BE SIGNED ON REVERSE SIDE * *